Exhibit 99.3

Super League Announces Private Placement

to Fund Growth Initiatives

SANTA MONICA, Calif. -- May 15, 2023 - Super League Gaming (Nasdaq: SLGG), a leading publisher and creator of immersive experiences across the world’s largest metaverse gaming platforms, announced today that it has consummated two private financings of convertible preferred stock, priced at the market under Nasdaq rules, with the final closing expected to occur later this week. The Company received aggregate gross proceeds of approximately $23.8 million in these financings from November 2022 through May 2023, before deducting placement agent fees and other offering expenses payable by the Company.

The capital was raised from both existing and new investors and was used to extinguish the Company’s debt and fund ongoing operations and growth initiatives.

“Completing this financing was vital to support Super League’s long-term growth strategy. We significantly enhanced our balance sheet, while obtaining the necessary capital to fund operations and fuel our near-term growth initiatives,” said Ann Hand, CEO of Super League. “We believe this is also a testament to the strength of our team, our strategic vision and confidence in our ability to execute.”

As a part of the private placement offering, the Company issued newly designated Convertible Preferred Stock (the "Preferred Stock"). Each share of Preferred Stock was sold at $1,000 per share and is convertible into shares of common stock, subject to certain beneficial ownership limitations. Other material terms of the Preferred Stock financing, including the registration rights granted to investors, are described in the Company's Current Reports on Form 8-K filings made with the Securities and Exchange Commission to date and following the date above.

SternAegis Ventures acted as the exclusive placement agent for this offering. Participants in the offering include existing investors, new investors, and affiliates of the placement agent.

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be resold in the United States except pursuant to an effective registration statement with the Securities and Exchange Commission or an exemption from registration under the Securities Act and any applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Super League Gaming

Super League Gaming is a leading strategically integrated publisher and creator of games and experiences across the world’s largest immersive digital platforms. From metaverse gaming powerhouses such as Roblox, Minecraft, and Fortnite, to the most popular web3 environments such as The Sandbox and Decentraland, to bespoke worlds built using the most advanced 3D creation tools, Super League’s innovative solutions provide incomparable access to massive audiences of consumers who gather in immersive digital spaces to socialize, play, explore, collaborate, shop, learn, and create. As a true end-to-end activation partner for dozens of global brands, Super League offers a complete range of development, distribution, monetization, and optimization capabilities designed to engage users through dynamic, energized programs. As an originator of new experiences designed by in-house creators and a network of top developers, a comprehensive set of proprietary creator tools, and a future-forward team of creative professionals, Super League accelerates IP and audience success within the fastest growing sector of the gaming and media industries. For more, go to superleague.com.

About SternAegis Ventures

SternAegis Ventures is the management team within Aegis Capital Corp. that is responsible for venture capital and private equity financing. www.sternaegis.com

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about Super League’s growth strategies, the ability to actualize the benefits of the acquisition of Melon, our possible or assumed business strategies, new products, potential market opportunities and our ability to secure adequate working capital. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during and subsequent to the quarter ended December 31, 2022, including the possibility that the expected benefits, particularly from our acquisitions consummated in 2021 and 2023, will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively; and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial condition and operating results will be included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other filings that we make from time to time with the Securities and Exchange Commission (the “SEC”) which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Investor Relations Contact:
Shannon Devine
MZ North America
Main: 203-741-8811
SLGG@mzgroup.us

Media Contact
Gillian Sheldon
gillian.sheldon@superleague.com